CERTIFICATE OF TRUST
OF
BERKELEY CAPITAL MANAGEMENT FUNDS

This Certificate of Trust of BERKELEY CAPITAL MANAGEMENT FUNDS, a business trust (hereafter called the “Business Trust”), executed by the undersigned trustee and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. §§3801 et. seq.), sets forth the following:

FIRST:          The name of the Business Trust is BERKELEY CAPITAL MANAGEMENT FUNDS.

SECOND:     The principal business office of the Business Trust is 650 California Street, Suite 2800, San Francisco, California 94108.  The registered office of the Business Trust is 1209 Orange Street, Wilmington, Delaware 19801.  The registered agent for service of process on the Business Trust required by 12 Del. C. §3807(b) is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD:        The nature and business or purpose of the Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.

FOURTH:     All persons who have extended credit which has been allocated to a particular series or class of shares of beneficial interest in the Business Trust, or who have a claim or contract which has been allocated to any particular series or class, shall look, and shall be required by contract to look exclusively, to the assets of that particular series or class for payment of such credit, claim or contract.  In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

FIFTH:         The trustees of the Business Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

SIXTH:         This Certificate of Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of BERKELEY CAPITAL MANAGEMENT FUNDS, has duly executed this Certificate of Trust as of the 25th day of October, 1996.

/s/ Deborah A. Kemper
Deborah A. Kemper

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF TRUST
OF
BERKELEY CAPITAL MANAGEMENT FUNDS

This First Amendment to the Certificate of Trust of BERKELEY CAPITAL MANAGEMENT FUNDS, a business trust (hereafter called the “business trust”), executed by the undersigned trustees and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.), sets forth the following amendments to the Certificate of Trust as filed with the Secretary of State of the State of Delaware:

Amendments to Change the Name of the Business Trust:

A.         The references to “BERKELEY CAPITAL MANAGEMENT FUNDS” in the title and the first paragraph of the Certificate of Trust of the Business Trust shall in each case be amended to read “BERKELEY FUNDS.”

B.         The FIRST Article of the Certificate of Trust of the Business Trust shall be amended in full to read:

“FIRST:     The name of the Business Trust is BERKELEY FUNDS.”

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IN WITNESS WHEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 11th day of February, 1998.

/s/ Cindee Beechwood
Cindee Beechwood

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF TRUST
OF
BERKELEY FUNDS

This Second Amendment to the Certificate of Trust of BERKELEY FUNDS, a business trust (hereafter called the “business trust”), executed by the undersigned trustee and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801), ct. seq.), sets forth the following amendments to the Certificate of Trust as filed with the Secretary of State of the State of Delaware:

Amendments to Change the Name of the Business Trust:

A.         The references to “BERKELEY FUNDS” in the title and the first paragraph of the Certificate of Trust of the Business Trust shall, in each case be amended to read “CNI CHARTER FUNDS.”

B.         The FIRST Article of the Certificate of Trust of the Business Trust shall be amended in full to read:

“FIRST:        The name of the Business Trust is “CNI CHARTER FUNDS.”

IN WITNESS THEREOF, the undersigned, being a trustee of the Business Trust, has duly executed this Certificate of Amendment this 2nd day of April, 1999.

/s/ Irwin G. Barnet
Irwin G. Barnet